Exhibit 99.4

Chartwell CareGivers, Inc.

Case No. 02-88568

Reporting Period: July 31, 2004

Schedule of Cash Receipts and Disbursements

	Bank Accounts				Current Month	Cumulative
	Sky #6423 - East	Sky #6415 - West	Comerica #061	Comerica #384	Actual	Actual

Cash Balance Beginning	$1,667	$7,255	$(59,045)	$(3,399)	$(53,522)	$(35,950)

Recepits
Cash sales					$—	$—
Accounts Receivable	$1,994	$6,785			$8,779	$347,058
Loans and Advances					$—	$—
Sale of Assets					$—	$—
Other - Cash Transfers from Related Companies			$441,927	$469,300	$911,227	$22,184,924
Total Receipts	$1,994	$6,785	$441,927	$469,300	$920,005	$22,531,983

Disbursements
Net Payroll				$(460,781)	$(460,781)	$(5,156,279)
Payroll Taxes					$—	$—
Sales, Use and Other Taxes					$—	$—
Inventory Purchases					$—	$(939,248)
Rents and Lease Payments					$—	$—
Insurance					$—	$(224,193)
Administrative & Selling			$(408,452)		$(408,452)	$(11,900,851)
Other - Cash Transfers from Related Companies	$(2,766)	$(13,433)			$(16,198)	$(4,294,410)
Professional Fees					$—	$—
U.S. Trustee Fees					$—	$—
Court Costs					$—	$—
Total Disbursements	$(2,766)	$(13,433)	$(408,452)	$(460,781)	$(885,432)	$(22,514,981)

Net Cash Flow	$(772)	$(6,648)	$33,475	$8,518	$34,574	$17,002

Cash End of Month	$895	$607	$(25,570)	$5,120	$(18,948)	$(18,948)

Chartwell CareGivers, Inc.

Case #02-88568

STATEMENT OF INCOME

(Post-Petition)

	For The One Month Ended July 30, 2004	Cumulative to Date
	(UNAUDITED)	(UNAUDITED)
Revenues:
Service revenues	$1,909,312	$45,128,452

Net Revenues	1,909,312	45,128,452

Operating Expenses:
Cost of Services	872,470	18,850,969

Gross Margin	1,036,842	26,277,483
	54.3%	58.2%

General and administrative expenses:
Personnel costs	883,311	18,613,549
Occupancy costs	116,741	2,206,042
Bad debt expense	41,047	2,628,467
Other	113,744	32,023,213

Total General and Administrative Expenses	1,154,843	55,471,271

Loss from Operations	(118,001)	(29,193,788)

Other Expenses (Income):
Interest expense	63,783	1,443,896
Depreciation and amortization	55,820	1,202,505
Other expense	123,255	2,280,950

Other Expenses - Net	242,858	4,927,351

Loss before Reorganization Items	(360,859)	(34,121,139)

Reorganization Items:
Professional fees	23,590	651,746
Other	3,333	(811,671)

Reorganization Expenses (Income) - Net	26,923	(159,925)

Loss Before Income Tax Provision	(387,782)	(33,961,214)

Income Tax Provision	—	—

Net Loss	$(387,782)	$(33,961,214)

Chartwell CareGivers, Inc.

Case No. 02-88568

Reporting Period:  July 30, 2004

Balance Sheet

	Book Value
	@ Current Date	@ Petition Date
Assets
Current Assets
Unrestricted Cash and Equivalents	$(18,948)	$12,687
Accounts Receivable(net)	4,641,544	6,984,710
Inventories	680,666	670,610
InterCompany with Bankrupt Subsidiaries	(2,751,950)	14,311,991
Prepaid and Other Current Assets	121,340	12,216
Total Current Assets	2,672,652	21,992,214

Property, Plant and Equipment-net

Total Property, Plant and Equipment-net	1,087,020	2,153,106

Other Assets

Goodwill (net)	1,100,000	—
Intangible Asset (net)	10,300,000	—
Other Assets	60,934	91,540
Total Other Assets	11,460,934	91,540

Total Assets	$15,220,606	$24,236,860

Liabilities & Equity
Liabilities Not Under Compromise
Accounts Payable	$1,682,526	$2,235
Accrued Payroll and Benefit Costs	576,908	68,917
Accrued Other and Other Liabilities	2,348,490	—
Secured Debt	1,631,198	—
Total Post-Petition Liabilities	6,239,122	71,152

Liabilities Under Compromise
Unsecured Debt	—	13,779,232
Secured Debt	930,930	4,302,450
Accounts Payable	3,011,197	3,216,188
Accrued Payroll and Other Liabilities	762,192	2,729,193
Total Pre-Petition Liabilities	4,704,319	24,027,063

Total Liabilities	10,943,441	24,098,215

Equity
Additional Paid in Capital	41,802,232	—
Accumulated (Deficit) Retained Earnings	(37,525,067)	138,645
Total Equity	4,277,165	138,645

Total Liabilities & Equity	$15,220,606	$24,236,860

Chartwell CareGivers, Inc.

Case No. 02-88568

Reporting Period:  July 31, 2004

Summary of Unpaid Post-Petition Debts

	0-30	31-60	61-90	91 and Over	Total
Accounts Payable	$(558,373)	$(325,125)	$(320,854)	$(401,406)	$(1,605,758)
Accrued Accounts Payable	(76,768)				(76,768)
Insurance Overpayment	(2,109,577)				(2,109,577)
Accrued Salaries	(296,909)				(296,909)
Accrued PTO	(208,738)				(208,738)
Accrued Commissions	(17,210)				(17,210)
Accrued Workers Comp	(31,347)				(31,347)
Accrued Professional Fees-Other	(109,302)				(109,302)
Accrued Other	(108,551)				(108,551)
Accrued Payroll Taxes	(22,704)				(22,704)
Accrued Sales Tax	(21,060)				(21,060)
Secured Debt	(1,631,198)				(1,631,198)

Total Post Petition Debts	$(5,191,737)	$(325,125)	$(320,854.00)	$(401,406)	$(6,239,122)

1)                   Post Petition Accounts Payable to be paid in future periods based on A/P vendor terms.

2)                   Post Petiton Accrued Accounts Payable represent current month expenses which were entered into the A/P system after the current month end A/P close. These items will be paid in future periods based on A/P vendor terms.

3)                   Insurance Payments will be recouped in from future EOBs of Request for Payment Letters.

4)                   Post Petition Salaries were paid in Aug-04 in accordance with established payroll cycle.

5)                   Post Petition Paid Time Off will be paid in future payrolls based on elected and approved PTO taken by active employees.

6)                   Accrued Commissions to be paid in Aug-04.

7)                   Accrued Workers Comp will be paid in future periods in accordance with compliance requirements.

8)                   Post Petition Accrued Professional Fees-Other to be paid in future periods based on vendor terms.

9)                   Post Petition Accrued Expenses to be paid in future period based on vendor terms.

10)             Post Petition Accrued Payroll Taxes were paid in Aug-04 in accordance with established payroll cycle.

11)             Accrued Sales Tax was paid in Aug-04 when the respective state return was timely filed.

12)             Secured debt will be paid down from the collection of Accounts Receivable.

Chartwell CareGivers, Inc.

Case No. 02-88568

Reporting Period July 31, 2004

Accounts Receivable Reconciliation & Aging

Jul-04

Accounts Receivable Aging Rollforward

Total Accounts Receivable at the beginning of the reporting period	$5,830,890
Add: Amount Billed during the Period	1,856,376
Add: Other	166,929
Less: Net Write-offs	7,702
Less: Amount Collected during the Period	(2,192,882)
Total Accounts Receivable Aging at end of Reporting Period	$5,669,015

Accounts Receivable Aging Bucket Analysis

0 - 30 Days Old	$1,605,168
31 - 60 Days Old	1,037,377
61 - 90 Days Old	535,017
91 + Days Old	2,491,453
Total Aged Accounts Receivable	$5,669,015

Accounts Receivable Reconciliation to the General Ledger

Accounts Receivable Per Aging Report	$5,669,015

Add: Unbilled Revenue	425,580

Less: Unapplied Cash	(7,805)

Less: Allowance for Uncollectible Accounts	(1,445,246)

Total Accounts Receivable Per General Ledger	$4,641,544